Exhibit 10.1
PGCG ASSETS HOLDINGS SDN. BHD.

(Company No. 983271-U)

SUBSCRIPTION AGREEMENT

PGCG ASSETS HOLDINGS SDN. BHD. [Company No. 983271-U], a company incorporated in Malaysia under the Companies Act, 1965 with its registered office at No. 37-2 (Room 1), 2nd Floor, Jalan Metro Perdana 7, Taman Usahawan Kepong, Kepong Utara, 52100 Kuala Lumpur Malaysia (the “Company”), has authorized capital stock consisting of 5,000,000 shares of Common Stock, par value RM$1.00 per share (“Common Stock”).  The Company now desires to issue and sell to the undersigned (the “Subscriber”), and the Subscriber desires to purchase from the Company, the number of shares of Common Stock set forth below next to the Subscriber’s name on the signature page hereto (such shares, the “Shares”) in connection with an offering of up to ____________ shares of Common Stock at a purchase price of RM$_______ per share, up to an aggregate of _____________(the “Offering”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase.

(a)
Subject to the terms and conditions hereof, the Subscriber agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, the Shares at an aggregate purchase price equal to the aggregate amount set forth next to the Subscriber’s name on the signature page hereto (the “Funds”).

(b)	The Company has authorized the issuance and sale of the Shares subject to the terms and conditions hereof.

(c)
Contemporaneously with the Subscriber’s execution and delivery to the Company of an executed counterpart to this Agreement, the Subscriber shall tender the Funds to the Company by wire transfer of immediately available funds to an account or accounts specified in writing by the Company to the Subscriber.

2.	Delivery of Agreement. The Subscriber hereby delivers to the Company, and the Company hereby accepts, an executed counterpart of this Subscription Agreement

3.	Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company that:

(a)
The Subscriber:  (i) if a natural person, represents that he or she has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Shares; (ii) if a corporation, partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that:  such entity was not formed for the specific purpose of acquiring the Shares; such entity is duly organized, validly existing and (if applicable in the applicable jurisdiction) in good standing (or similar status under local law) under the laws of the jurisdiction of its organization; the consummation of the transactions contemplated hereby will not result in a violation of its charter or other organizational documents; such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares; the execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly executed and delivered on behalf of such entity; (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation or other entity for whom the undersigned is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation or other entity has full right and power to perform his, her or its obligations pursuant to this Agreement and make an investment in the Company, and that this Agreement constitutes a legal, valid and binding obligation of such subscribing individual, ward, partnership, trust, estate, corporation or other entity; and (iv) the execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber (or, if applicable, such subscribing individual, ward, partnership, trust, estate, corporation or other entity) is a party or by which he, she or it is bound;

(b)
The Subscriber has received and reviewed this Agreement ; it, its attorney and its accountant have had access to, and an opportunity to review, all documents and other materials requested of the Company; it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information that it or they believe necessary or appropriate to verify the accuracy of this Agreement, all Exhibits hereto and any other documents and materials requested of the Company and to evaluate the suitability of an investment in the Shares; and, in evaluating the suitability of an investment in the Shares, it and they have not relied upon any representations or other information (whether oral or written);

(c)
Assuming due execution and delivery by the Company of this Agreement, this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(d)
No broker has acted on behalf of the Subscriber in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Subscriber or any action taken by the Subscriber.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that:

(a)
Organization.  The Company is duly organized and validly existing under the laws of Malaysia  and has the corporate power and authority to own its properties and assets and to carry on its business as now conducted.  The Company is duly qualified or authorized to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

(b)
Authorization of Agreement; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Subscriber, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.
Reliance.  The Subscriber acknowledges and agrees that the Company and its agents are relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Shares for sale to the Subscriber without having first registered the Shares under the Securities Act.  All representations, warranties and covenants contained in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereunder.

6.	Restrictions on Transfer of the Shares.

(a)
No Transfer; Opinion of Counsel.  The Subscriber acknowledges that there are restrictions on the transferability of the Shares.  Since the Shares are not registered under the Securities Exchange laws, the Subscriber acknowledges and agrees that it shall have no right at any time to sell, assign, pledge, hypothecate, distribute (as a dividend or otherwise), transfer or otherwise dispose of or encumber the Shares (except by will or by the laws of descent and distribution), unless the Company shall first have been provided with an opinion of counsel acceptable to the Company that such sale is exempt from such registration under the Securities Act and any applicable  securities laws.

7.
Notice to Subscriber.  Correspondence and notices to the Subscriber shall be sent to the address listed below the signature of the Subscriber on the signature page of this Agreement until such time as the Subscriber shall notify the Company, in writing, of a different address to which such correspondence and notices are to be sent.

8.	Miscellaneous.

(a)	The Subscriber agrees that this Agreement is not transferable or assignable.

(b)
The Subscriber agrees that, except as expressly permitted by any applicable  law, the Subscriber may not cancel, terminate or revoke this Agreement or any agreement of the Subscriber made hereunder, and this Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

(c)	This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

(d)	Headings are for convenience only and are not deemed to be part of this Agreement.

(e)
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device, pursuant to which the signature of, or on behalf of, such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement, as well as any facsimile, telecopy or other reproduction hereof.

(f)
This Agreement and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of Malaysia (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

(g)
If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

9.
Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, neither the Company nor the Subscriber nor any of their respective Affiliates (as defined below) shall at any time divulge, disclose, disseminate, announce or release any information to any person (i) concerning this Agreement or the transactions contemplated hereby, without first obtaining the prior written consent of the other party hereto or (ii) any trade secrets or other confidential information of the other  party hereto (or its Affiliates), without first obtaining the prior written consent of such other party hereto; provided, however, that each party shall be entitled to disclose information with respect to the Subscriber’s investment in the Company on any reports such Subscriber furnishes to its investors or as otherwise required by any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.  An “Affiliate” of any specified person shall mean any other person that directly or indirectly controls, or is under common control with, or is controlled by, such specified person.  As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of January 20  , 2014.

SUBSCRIBER:

Total Ringgit Amount of Subscription

RM$
Company Number	Price Per Share

Total Number of Shares

Mailing Address and Phone Number of Subscriber:

______________________________

______________________________

______________________________

Telephone: _____________________

Accepted and agreed to as of January 20, 2014:

PGCG ASSETS HOLDINGS SDN. BHD.

By:  ____________________________________
Name: Liong Tat Teh
Title: Chief Financial Officer

Mailing Address and Phone Number of Company:

11-2, Jalan 26/70A,
Desa Sri Hartamas
50480 Kuala Lumpur
Malaysia
Telephone:  03 6201 3198  Fax :  03 6201 3226